UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2011

Artio Global Investors Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

330 Madison Ave.
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2011, the Board of Directors of Artio Global Investors Inc. (the “Company”) approved the appointment of Anthony Williams, as the Company’s President and Chief Operating Officer.  Mr. Williams, aged 47, has been the Company’s Chief Operating Officer since December 2007.  He initially joined as Chief Operating Officer of Artio Global Management LLC (“Investment Adviser”) in 2003 and, in 2004, became the Head of Asset Management Americas for Investment Adviser.

Further biographical and other information about Mr. Williams required by Item 5.02(c) of Form 8-K is contained in the Company’s Proxy Statement for the fiscal year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission on March 21, 2011 (File No. 001-34457) , and such information is incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure.

On October 27, 2011, the Company issued a news release announcing its third quarter 2011 financial and operating results. A copy of the Company’s news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the attached exhibit is being furnished to the U.S. Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	News Release issued October 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: October 27, 2011	By:	/s/ Francis Harte
	Name:	Francis Harte
	Title:	Chief Financial Officer